Exhibit 99.1

Stock Code: 688082       Short Name: ACMSH

 ACM Research (Shanghai), Inc.

 Record of December 2021 Investor Relation Activity

Category of investor relation activity	√ Specific object research ☐ Analyst meeting ☐ Media interview ☐ Performance briefing ☐ Press conference ☐ Roadshow ☐ Site visit ☐ Others (Please describe in text)
Time	December 2021
Place	Company Conference Room, Online
Receptionists of the listed company	Chairman: HUI WANG Director and General Manager: JIAN WANG Person in Charge of Financial Matters: LISA YI LU FENG Board Secretary: MINGZHU LUO
Introduction to main contents of investor relation activity
1.      How about the supply of parts for the Company?

A: Semiconductor equipment integrators generally do not make such standard parts as valves and pumps by themselves. We are also actively looking for domestic suppliers, by investing in some core parts manufacturers such as Shengyi Technology, a non-majority-owned subsidiary of us, among other ways. Besides, we have also successfully cooperated with Hangzhou Cobetter and jointly completed the localization of some parts. Now all our advanced electroplating equipment for packaging uses defoamers of Cobetter, whose products are also started to be used by certain overseas equipment companies. As always, we will maintain close cooperation with parts manufacturers both at home and abroad for win-win results.

2.       What are the Company’s advantages in cleaning technology?

A: Compared with competitors inside and outside China, we have a very broad  range of products in the field of cleaning equipment, which includes our differentiated technologies such as SAPS, TEBO and Tahoe. With the supercritical CO2 and the advanced IPA drying technologies being developed by us, we estimate that our products cover 90% of the cleaning equipment, and we have independent IP for all our equipment.

We invented SAPS technology in 2008 to solve the uniformity of megasonic wave on the wafer surface, and TEBO technology in 2015 to solve the problem of 3D graphics damage, with 9 related patents. In the future, logic devices will, after 3/2nm, follow the 3D architecture, DRAM storage will also follow the 3D architecture, while 3D NAND has been already based on the 3D architecture, so 3D cleaning will be a worldwide problem.  We believe our megasonic technology can, together with the supercritical and the advanced IPA drying technologies being developed by us, provide the most ideal solution for 3D cleaning and drying in the future.

3.       What is the proportion of the Company’s revenue from SAPS and TEBO? What is the price of the equipment?

A: At this stage, we focus on SAPS, and we have started to apply TEBO. TEBO, along with the supercritical CO2 and IPA drying technologies being developed by us, will help us gradually develop new markets in the future. Owing to such two drying technologies, our TEBO technology will be promoted all over the world. In terms of price, the future price for TEBO with supercritical CO2 drying is expected to be comparatively high, given the supercritical CO2 technology is complex and TEBO is a technology enabling 3D cleaning; while the specific price for TEBO with advanced IPA will depend on the number of chambers, which we expect will be higher than that for SAPS products.

4.       In the sub-field of cleaning equipment, Tahoe high temperature sulfuric acid cleaning equipment currently accounts for a very low proportion in the whole product structure. What will happen in the next two or three years?

A: Tahoe high temperature sulfuric acid cleaning equipment is mainly applicable to advanced processes, which is more frequently used for those of below 45nm, such as 28nm and below. For those of above 45nm, wet bench equipment is more frequently used. In the future, with the promotion of domestic advanced processes, the proportion of Tahoe sulfuric acid cleaning equipment will be greatly increased, because we estimate that Tahoe equipment can save more than 80% of sulfuric acid consumption compared with competitors’ single wafer high-temperature sulfuric acid equipment.

After 1 to 2 years of evaluation, our equipment has become more and more stable, which can be popularized widely to multiple customers. Every company is very sensitive to the use of sulfuric acid. Our Tahoe equipment is environmentally friendly, which in our opinion can be important now for our domestic customers. After the comprehensive promotion in China, we plan to introduce Tahoe to customers outside of China, also showing the contribution of semiconductor equipment made in China to the green environmental protection of the global semiconductor industry.

5.       What is the competition pattern of copper electroplating equipment?

A: Electroplating equipment has traditionally been used for the front-end copper interconnection, with current product offerings primarily produced by Lam Research (LAM) and imported into China, and more recently has been used for back-end advanced packaging. The core equipment includes lithography, PVD and electroplating equipment, of which we consider electroplating equipment to be among most difficult. There are three competitors for plating tools based in the U.S., i.e. Applied Materials, LAM and ASM NEXX, and one in Japan, i.e. EBARA. However, NEXX and EBARA only made vertical electroplating equipment, which is difficult to be applied for the 12-inch ones. Horizontal electroplating equipment can only be made by LAM, Applied Materials and us, given the copper plating technology is a new technology having high technical difficulty and many patent barriers, rendering it very difficult to make copper plating equipment with independent IP. This in turn establishes our IP creation ability that we can develop the technology to meet the customer’s demand. Our electroplating equipment has entered certain major domestic factories in China, including Huahong Group, SMIC, YMTC and CXMT.

6.       What is the progress of the Company’s vertical furnace tube?

A: Vertical furnace tubes represent a milestone towards our goal of expanding our product offering from wet process equipment to now include dry process equipment. Four years ago, we started development  of our furnace, which is a significant step for us to become a platform-based equipment company.  Our entry point for our vertical furnace tube equipment is LPCVD, which we consider less challenging than Atomic Level Deposition (ALD) which we plan to address with future products. ALD is a major development for ACMSH, especially for advanced processes of below 28nm for advanced 3D NAND and DRAM processes.  We expect ALD technology to be widely used in 3D structure application scenarios with high aspect ratio. We have begun work on two types of ALD, i.e. thermal type and plasma type, and have also made patent preliminaries and layout of differentiated technology route. The working temperature of thermal is higher, which can be reduced by about 100 degrees to 150 degrees if plasma is added. This year, we have delivered 8 sets of furnace tube equipment, the volume of which is expected to increase next year. Our ALD furnace tube equipment also is expected to enter the market next year. We are confident in the development of furnace tube in the future.

7.       What is the Company’s market share in YMTC?

A: Our market share in YMTC has increased, which we estimate is  more than 30% currently, and we believe it can  be higher during the phase II expansion.

8.       What are the Company’s current orders and order structure?

A: We don’t disclose specific order detail, but we have obtained encouraging orders for next year, and the output value of next year is expected to increase. In terms of the order structure, the absolute value of cleaning equipment is increasing, while the proportion or mix thereof is decreasing; Next year, we expect significant growth in furnace tubes and electroplating equipment, and the proportion thereof is expected to increase. For cleaning equipment, the current orders mainly cover single wafer cleaning equipment which has accounted for about 70-80% of sales; next year, we expect the proportion of single wafer cleaning equipment will decrease, as the proportion of other cleaning equipment will increase. On the whole, we expect our order structure to gradually shift from single wafer cleaning equipment to multiple types of cleaning equipment, furnace tubes, electroplating and other equipment, so as to speed up the platform-based development.

9.       What are the issues related to the Company’s product promotion?

A: Adhering to the differentiated competition strategy, we, in the future, plan to successively launch differentiated products to enter the international market and keep developing overseas customers.

ACMSH’s first cleaning equipment customer was SK Hynix of Korea. We have recently announced orders from other international customers including one from a major U.S. semiconductor manufacturer. This customer initially placed two orders, which is not normally the case, and we believe indicates the ability of SAPS technology to solve such problems as cannot be solved by the customer’s existing equipment, and represents optimism about the technology. We believe the entry of such technology to the American production line can also be conducive to the introduction of our other equipment into the U.S. market. Our strategy is to first verify our differentiated products in China and then promote them internationally, into European, Japanese and Singapore markets, and also continue to expand the markets in Korea and Taiwan.

It is necessary to have differentiated products and a global effective sales and technical service team for opening the overseas market. The capacity of our controlling shareholder as a public company in the U.S. also greatly facilitate the international promotion of our products, especially the two new products to be launched, speeding up our internationalization process. After listing in China, we have more funds dedicated to R&D and promotion, which we believe will help to accelerate the expansion of our products in the world.

The industry of semiconductor equipment is a global market, in which everyone seeks  advanced technology. We believe that the industry will adopt advanced technologies regardless of the place where it is developed. In the future, we expect the semiconductor industry chain to follow the trend of globalization. We believe our success with customers in South Korea and the U.S. demonstrates our ability to market our technology beyond our China customer base. We hope to continue the development of differentiated innovative technologies in China and Korea, so as to provide good products and services for global customers, and have global customers benefit from the original innovative semiconductor equipment developed by us.

10.     Will the special ownership structure of the Company affect the Company’s development?

A: Since 2005, virtually all of ACMSH’s R&D intellectual property has been developed at our operations in Shanghai, and is owned by ACMSH under the jurisdiction and protection of Chinese laws.

Since 2008, we have successively undertaken two major national 02 projects and received strong support from Shanghai local government. We look forward to continuing to participate in national and local R&D projects in the future.

11.     What does the Company think of the future development of the U.S. listed platform?

A: We think ACMR, the controlling shareholder, is of great importance because we believe it can help ACMSH grow its global business. In the approaching international market development, ACMR will have more regional advantages when contacting customers in the U.S. and Europe. In the future, the domestically-produced semiconductor equipment will still need to go global, which is also our goal. Long term, we hope that half of our future sales will be inside mainland China and half will be outside mainland China. For such consideration, we can combine the advantages of both sides, using the greatest strengths of both sides to facilitate our group’s globalization.

12.     What are the competitive advantages of the Company against DNS, LAM and TEL, and how to compete with them in the future? How about the advantages compared with domestic competitors, such as NAURA?

A: All of these companies have their own core products and technologies. We adopt the competitive strategy of differentiated technology, especially in the field of megasonic cleaning technology for which we have exclusive patented IP with apparent competitive advantages. We will continue to increase R&D investments, hoping to lead international manufacturers in the field of planar semiconductor cleaning. In the field of 3D structure cleaning, we hope that our IP technologies in the advanced process node can be better than those of the international manufacturers in the future.

In the domestic China semiconductor equipment market, the overall market share of local China-based equipment providers is  still a very low proportion. The cleaning field, however, may be one of the segments having the highest proportion of localization, owing, primarily, to our contribution. We welcome the normal competition. We believe that competition is important to the rapid development of both our company and the industry.

Some of our lower-end products compete more directly with those of NAURA,  while our higher-end flagship products are more differentiated and tend to compete more with our global competitors. The focus of our vertical furnace tube equipment at this stage is LPCVD, and the focus in the future will be ALD.

13.     How about the Company’s new products?

A: The two new products currently developed by us are based on the demand we learned from customers during communication two years ago, and are brand new and completely different from our existing products. After market research and global IP research, we are also interested in the two products, so we have made further efforts on the same and carried out corresponding global patent layouts. We expect to launch our new product categories in the first half and the second half of next year, in the hope of approaching or even exceeding the international level in certain indicators.

14.     What are the characteristics of the Company’s R&D?

A: We believe the core of a company’s future lies in its continuous innovation ability. We believe that differentiation and continuous innovation is important to our long-term development and growth. After more than 20 years of development, we have formed a set of detailed R&D procedures. Meanwhile, we attach importance to the cleanliness of IP, so we have never hired R&D engineers from competitive companies since our establishment. Our R&D planning focuses on the layout of technologies after two generations, considering it takes time for R&D and evaluation. For example, for the new products launched by us currently, we actually started R&D three or four years ago, and it usually takes about one year for us to study IP and lay out our own IP.

15.     The Company is a rarely-seen platform-based enterprise with A shares. How about the technology source and team building of the Company? How to support various R&D for the technical reserve and development in response to entering the new track?

A: Many of our core technicians have more than 20 years of semiconductor equipment R&D experience. Meanwhile, we have a set of mature R&D methodology based on technical differentiation and original innovation (such as megasonic SAPS, TEBO and Tahoe cleaning technologies). The team mainly paves its own patent barriers according to customer needs, in-house R&D and global IP research, for the goal of developing technologies after one or two generations in the future.

16.     Whether the Company’s technological innovation is led by core technicians? How stable are the core technicians?

A: It is led by the core technical team, with the most core one having 20-30 members most of whom have been with ACMSH for over 10 years. We believe our core technical team is very stable. First of all, the team members recognize our culture and are also major contributors, and we have experienced very little outflow. More importantly, we have attractive innovation environment and concept, owing to which, every team member is willing to integrate their effort and experience into our culture, technology and products. In addition, our salaries, employee welfare and equity incentive are also an important factor to attract the core team.

17.     At present, the Company’s core technicians are mainly formed through internal cultivation. What is the Company’s talent training plan in the medium term?

A: Our core technicians have joined us very early and formed through our internal training. For the customers, we will also recruit some external personnel with relatively full experience in customer demands. In the medium and long run, we will provide talent training mainly through cooperation with well-known domestic universities, especially for students majoring in semiconductor, thereby to achieve a virtuous circle of talents jointly with the universities.

We generally do not recruit R&D engineers from competitors. Engineers with work experience at key customers are a better fit for our culture. We have established a team in Korea and will welcome high-quality talents from all over the world to join our group. We attach great importance to talents. The recruitment of R&D personnel is also a challenge for us. To this end, we also welcome your introduction of suitable talents as well as creative young aspirants to us.

18.   The Company paid more attention to the healthy development of finance, the gross profit margin maintaining a relatively high level in the past. With the continuous growth of the Company’s revenue, what is the level of the Company’s gross profit margin compared with that of the international manufacturers?

A: Our long-term gross profit margin target is 40% to 45%.  We plan to continue development of high-end equipment such as ALD vertical furnace, which we believe will have a relatively higher gross profit margin, and we believe can serve to offset mid and lower-end products to balance our overall gross profit margin.  Within our core cleaning product line, the we believe the ramp of higher-end cleaning equipment such as TEBO and supercritical CO2 drying equipment balance the growth of semi-critical wet bench cleaning equipment (key to a certain extent), and can also balance our overall gross profit margin. The gross profit margin of some major international semiconductor capital equipment companies is over 45%, which we believe represents good opportunities in the markets of higher-end products.

19.    According to the latest bidding results of YMTC, the Company’s cleaning equipment basically has a share of 50%. Can you enumerate the major customers in which the Company’s cleaning equipment is expected to be greatly improved?

A: Our products have a share in almost all major domestic customers, with an estimated overall share of 20-30% at present. We hope in the future our performance in the first-tier customers Huahong Group, SMIC, CXMT and other second-tier customers can approach the share we hold at YMTC.

20.    In the future, domestic manufacturers will accelerate the production expansion. Which products of the Company will have a market share with rapid increase next year?

A: Next year, we believe the market share of our plating front-end and back-end packaging market will witness a rapid rise, and our long-term market share target is 50% for the mainland China market.

The mainland China market share of our cleaning equipment is expected to be further improved, with 50% as our longer-term goal. More energy will be put by us on promoting the market of new vertical furnace tube equipment.

21.     The Company’s delivery volume has a particularly significant growth this year. Will the relatively rapid growth this year overdraw some growth in the next two years?

A: We have launched new products such as electroplating equipment and furnace tube equipment, and have developed new customers this year. Given the delivery of new equipment and the delivery to new customers cannot be transformed into sales immediately, we expect our delivery volume to be higher than the sales volume this year. At present, we believe the semiconductor equipment market can continue its growth, and we expect increases in both the types of our products and the number of our customers, and also some contribution in overseas markets.

Looking forward to next year, we believe our existing customers will continue expanding production, we also expect an increase from new customers. Next year, the sales volume of our Tahoe cleaning equipment is expected to increase; the delivery volume of our electroplating equipment is expected to show further increase; furnace tube equipment will also be a big growth point, as customers will place repeated orders, which is predicted to have certain growth next year. In the medium and long run, our platform-based efforts are showing results. We expect that the two new products launched next year will bring repeated orders in a few years, continuing to support our medium- to long-term rapid growth.

The delivery volume of first tool shipments this year can contribute to sales in the next year upon qualification and acceptance. In the past several years, ACMR, the controlling shareholder, has provided its initial sales outlook for the whole year in January which can be used only as a reference due to differences in the accounting standards between ACMR and ACMSH.

22.     What is the Company’s development goal?

A: We aim to become the first-tier semiconductor equipment company in the world, to which end, we should maintain new products and technologies. Based on differentiated R&D, we will make great efforts in markets at home and then abroad. The proceeds from our IPO will also facilitate our development. We hope to accelerate the introduction of the products developed in China to the world, and also expect to see more and more domestic peers enter the semiconductor production line in the international market. It is hoped that 20-25% of the core semiconductor equipment in the global high-end semiconductor equipment market in the next ten years will be created in China, because of technology and patent protections rather than price concessions. Let the global semiconductor production lines benefit from the semiconductor equipment technology developed in China, for a mutually beneficial global semiconductor industry chain.

23.    Whether the Company’s goal to be ranked among the top ten in the world in 2030 will be achieved ahead of schedule with the obtainment of more international orders than expected?

A: Following our IPO on the STAR Market, we now have more funds enabling us to conduct R&D and market expansion in a more flexible manner. Our revenue has grown rapidly. If the current high growth continues for more than five years, we believe we may be able to achieve such a goal ahead of schedule.

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SCHRODER INVESTMENT MANAGEMENT (HONG KONG) LIMITED, Schroders
Snow Lake Capital (HK) Limited

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The following information is provided in connection with the furnishing of the above Record of December 2021 Investor Relation Activity (the “Record”) of ACM Research (Shanghai), Inc. (“ACMSH”), a subsidiary of ACM Research, Inc. (“ACMR”), as an exhibit to a Current Report on Form 8-K of ACMR.

Trademarks

SAPS and TEBO are trademarks of ACMR. For convenience, these trademarks appear in the Record without ™ symbols, but that practice does not mean that ACMR will not assert, to the fullest extent under applicable law, its rights to the trademarks.

Forward-Looking Statements

Information presented in the Record includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Record that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMSH’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACMSH. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. Neither ACMSH nor ACMR undertakes any obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events, except as may be required by law.